UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 28, 2008
CHART INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio		44125

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (440) 753-1490

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On February 28, 2008, Chart Industries, Inc. (the “Company”) issued a press release announcing its results for its fourth quarter and the year ended December 31, 2007. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1. All information in the press release is furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporated it by reference. In an effort to provide investors with additional information regarding the Company’s 2007 fiscal results and a meaningful comparison to fiscal year 2006, the press release contains certain earnings per share calculations that are not recognized under generally accepted accounting principles (“GAAP”) and are referred to as “non-GAAP financial measures” in Regulation G under the Securities Act. The Company believes this information, which (i) excludes certain non-recurring expenses in the case of 2007 results and (ii) in the case of 2006 results, provides a pro forma treatment of earnings per share after giving effect to the shares issued in the Company’s third quarter 2006 initial public offering, is of interest to investors and facilitates useful period-to-period comparisons of the Company’s financial results, and this information is used by the Company in evaluating internal performance.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Chart Industries, Inc. Press Release, dated February 28, 2008, announcing the Company’s 2007 fourth quarter and annual results.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.

Date: February 28, 2008

	By:	/s/ Michael F. Biehl

Michael F. Biehl
Executive Vice President, Chief Financial Officer
and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Chart Industries, Inc. Press Release, dated February 28, 2008, announcing the Company’s 2007 fourth quarter and annual results.

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